UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2013

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30975	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 25, 2013, Transgenomic, Inc. filed a Current Report on Form 8-K (the “Initial Report”) to report the Company’s entry into a Securities Purchase Agreement and a Registration Rights Agreement with certain institutional and other accredited investors. This Amendment No. 1 to Current Report on Form 8-K/A, which amends the Initial Report, is being filed to, among other things, attach the Securities Purchase Agreement and the Registration Rights Agreement as exhibits and report the closing of the offering governed by the Securities Purchase Agreement.

Item 1.01. Entry into a Material Definitive Agreement.

On January 25, 2013, Transgenomic, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Investors”) pursuant to which the Company sold to the Investors an aggregate of 16,600,000 shares of the Company’s common stock (the “Common Stock”) at a price per share of $0.50 (the “Shares”) for aggregate gross proceeds of $8,300,000, and issued to the Investors warrants (the “Warrants”) to purchase up to an aggregate of 8,300,000 shares of Common Stock with an exercise price of $0.75 per share (collectively, the “Offering”). The Warrants may be exercised, in whole or in part, at any time and from time to time from January 30, 2013 until January 30, 2018 and contain both cash and “cashless exercise” features.

In connection with the Offering, the Company also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). The Registration Rights Agreement requires that the Company file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) to register for resale the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) by March 16, 2013. The Company will be required to pay liquidated damages of 2.0% of the aggregate purchase price of the Shares per month (up to a cap of 10.0%) if it does not meet certain obligations with respect to the registration of the Shares and the Warrant Shares.

The foregoing descriptions of the Purchase Agreement, the Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the form of Warrant and the Registration Rights Agreement, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K/A and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement, the Warrants and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement, the Warrants and the Registration Rights Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement, the Warrants and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, the Warrants and the Registration Rights Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Offering described in Item 1.01 of this Current Report on Form 8-K/A, which description is incorporated into this Item 3.02 by reference, on January 30, 2013, the Company sold the Shares and the Warrants to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities or “blue sky” laws. Each of the Investors represented that it was acquiring the Shares and the Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares, the Warrant Shares and the Warrants have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K/A nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

The Purchase Agreement, the form of Warrant and the Registration Rights Agreement are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K/A and are incorporated herein by reference.

Lazard Capital Markets LLC served as the lead placement agent for the Offering, and Craig-Hallum Capital Group LLC acted as co-placement agent.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement, entered into by and among the Company and the Investors, dated January 24, 2013.

10.2	Form of Warrant issued by the Company to the Investors on January 30, 2013.

10.3	Registration Rights Agreement, entered into by and among the Company and the Investors, dated January 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

	By:	/s/ Mark P. Colonnese
Mark P. Colonnese
Executive Vice President and Chief Financial Officer
Date: January 30, 2013

Exhibit Index

Exhibit Number	Description

10.1	Securities Purchase Agreement, entered into by and among the Company and the Investors, dated January 24, 2013.

10.2	Form of Warrant issued by the Company to the Investors on January 30, 2013.

10.3	Registration Rights Agreement, entered into by and among the Company and the Investors, dated January 24, 2013.